EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

       We consent to the incorporation by reference in the Registration Statement on Form S-3 of DIAL-THRU INTERNATIONAL CORPORATION pertaining to 2,789,068 shares of common stock, of our report dated December 1, 2000, with respect to the consolidated financial statements of DIAL-THRU INTERNATIONAL CORPORATION included in the Annual Report Form 10-K for the year ended October 31, 2001.


                                            KING GRIFFIN & ADAMSON P.C.

  Dallas, Texas
  February 12, 2001